As filed with the Securities and Exchange Commission on May 31, 2000.
                                                Registration No. 333-___________

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                               ANGEION CORPORATION
             (Exact name of registrant as specified in its charter)
         MINNESOTA                                              41-1579150
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)
                              350 OAK GROVE PARKWAY
                            ST. PAUL, MINNESOTA 55127
              (Address of Principal Executive Offices and zip code)
                          ----------------------------

                               ANGEION CORPORATION
                         1994 NON-EMPLOYEE DIRECTOR PLAN
                            (Full title of the Plan)
                          ----------------------------


    Richard E. Jahnke                                Copy to:
    President and CEO                                Thomas G. Lovett, IV
    350 Oak Grove Parkway                            Lindquist & Vennum P.L.L.P.
    St. Paul, Minnesota 55127                        4200 IDS Center
    (651) 484-4874                                   Minneapolis, MN 55402
    (Name, address and telephone                     (612) 371-3270
    number, including area code,
    of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
                                                  Proposed               Proposed
Title of                                           Maximum                Maximum
Securities                   Amount               Offering               Aggregate                Amount of
to be                         to be                 Price                Offering               Registration
Registered                 Registered           Per Share(1)             Price(1)                    Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,            250,000 shares          $ 1.9375                 $484,375                $127.88
$.01 par value,
to be issued pursuant
to Angeion Corporation
1994 Non-Employee
Director Plan

-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq
         SmallCap Market on May 25, 2000.

                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999.

         (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2000.

         (c) The description of the Company's Common Stock to be offered pursuant to this Registration Statement is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 0-17019).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Article V of the Company's Amended Bylaws provides that each director, officer, employee or agent, past or present, of the Company, and each person who serves or may have served at the request of the Company as a director, officer employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable state law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT

4.1      Angeion Corporation 1994 Non-Employee Director Plan, as amended

5.1      Opinion of Lindquist & Vennum P.L.L.P.

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of KPMG LLP, independent certified public accountants

24.1     Power of Attorney (set forth on the signature page hereof)

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes to:

(a)      (1)      File, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement to:

                  (i) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on May 31, 2000.

                                   ANGEION CORPORATION


                                   By  /s/ Richard E. Jahnke
                                       -----------------------------------------
                                           Richard E. Jahnke
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Angeion Corporation hereby constitute and appoint Richard E. Jahnke with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 31, 2000.

SIGNATURE


 /s/ Richard E. Jahnke
------------------------------------------------------------
Richard E. Jahnke, President, Chief Executive
 Officer (Principal Executive Officer)


 /s/ Dale H. Johnson
------------------------------------------------------------
Dale H. Johnson, Chief Financial Officer
(Principal Financial and Accounting Officer)


 /s/ Arnold A. Angeloni
------------------------------------------------------------
Arnold A. Angeloni, Director

 /s/ Dennis E. Evans
------------------------------------------------------------
Dennis E. Evans, Director


 /s/ James B. Hickey, Jr.
------------------------------------------------------------
James B. Hickey, Jr., Director


 /s/ John C. Penn
------------------------------------------------------------
John C. Penn, Director


 /s/ Mark W. Sheffert
------------------------------------------------------------
Mark W. Sheffert, Director


 /s/ Glen Taylor
------------------------------------------------------------
Glen Taylor, Director